Exhibit 99.1

Lifecore Biomedical, Inc. Receives Notice from Nasdaq Regarding Delayed Quarterly Report

Chaska, Minn., August 22, 2023 (GLOBE NEWSWIRE) -- Lifecore Biomedical, Inc. (NASDAQ: LFCR) (the “Company”) announced today that it received a notice (“Notice”) on August 17, 2023 from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) stating that the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”) because the Company failed to timely file its Annual Report on Form 10-K for the period ended May 28, 2023 (the “Form 10-K”) with the Securities and Exchange Commission.

The Notice has no immediate effect on the listing or trading of the Company’s securities on the Nasdaq Global Select Market. The Notice states that the Company has 60 calendar days from the date of the Notice, or October 16, 2023, to submit a plan to regain compliance with the Listing Rule. If Nasdaq accepts the Company’s plan to regain compliance, then Nasdaq may grant the Company up to 180 calendar days from the prescribed due date of the Form 10-K, or February 12, 2024, to file the Form 10-K to regain compliance.

The Company continues to work diligently to complete the Form 10-K and plans to file the Form 10-K as promptly as possible to regain compliance with the Listing Rule.

This announcement is made in compliance with Nasdaq Listing Rule 5810(b), which requires prompt disclosure of receipt of a deficiency notification.

About Lifecore Biomedical
Lifecore Biomedical, Inc. is a fully integrated contract development and manufacturing organization (CDMO) that offers highly differentiated capabilities in the development, fill and finish of complex sterile injectable pharmaceutical products in syringes and vials. As a leading manufacturer of premium, injectable grade Hyaluronic Acid, Lifecore brings more than 40 years of expertise as a partner for global and emerging biopharmaceutical and biotechnology companies across multiple therapeutic categories to bring their innovations to market. For more information about the Company, visit Lifecore’s website at www.lifecore.com.

Important Cautions Regarding Forward-Looking Statements
This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbor created under the Private Securities Litigation Reform Act of 1995 and other safe harbors under the Securities Act of 1933 and the Securities Exchange Act of 1934. Words such as “anticipate”, “estimate”, “expect”, “project”, “plan”, “intend”, “believe”, “may”, “might”, “will”, “should”, “can have”, “likely” and similar expressions are used to identify forward-looking statements. All forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially, including such factors among others, as the outcome of any evaluation of the Company’s strategic alternatives or any discussions with any potential bidders related thereto the ability of the Company to continue as a going concern, the ability of the Company to conduct its strategic review process in a timely manner or at all, the timing and needs related to capital expenditures, any future relationship between Alcon and the Company, if any, the Company’s ability to successfully complete the transition of the Company’s business and operations to focus on Lifecore, the timing and needs related to capital expenditures, the timing and expenses associated with operations, the ability to achieve acceptance of the Company’s new products in the market place, government regulations affecting our business, the timing of regulatory approvals, uncertainties related to COVID-19 and the impact of our responses to it, and the mix between domestic and international sales. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission, including the risk factors contained in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K/A. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.

Lifecore Biomedical, Inc. Contact Information:
Jeff Sonnek
(646) 277-1263
jeff.sonnek@icrinc.com